EX-99.12(B)

Sutherland	1275 Pennsylvania Avenue, N.W.
Asbill &	Washington, D.C. 20004-2415
Brennan LLP	202.383.0100
fax 202.637.3593
ATTORNEYS AT LAW	www.sablaw.com

Steven B. Boehm

DIRECT LINE: 202.383.0176

Internet: sboehm@sablaw.com

April 28, 2006

The Management Committee

TIAA Separate Account VA-1

730 Third Avenue

New York, New York 10017-3206

Re:	TIAA Separate Account VA-1

Teachers Insurance and Annuity Association of America

File Nos. 33-79124 and 811-8520

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of post-effective amendment No. 13 to the above-captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Steven B. Boehm

                        Atlanta                         Austin                        New York                         Tallahassee                        Washington DC